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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Predictive Systems, Inc. on Form S-8 of our report dated December 1, 2000, on our audits of Global Integrity Corporation as of January 31, 2000 and 1999 and for the years then ended, appearing in the Current Report on Form 8-K/A of Predictive Systems, Inc., filed with the Securities and Exchange Commission on February 27, 2001.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 23, 2001